Exhibit 10.16

TENTH AMENDMENT

This TENTH AMENDMENT, dated as of March 9, 2010 (this “Agreement”), to the Debtor-in-Possession Credit Agreement, dated as of October 27, 2009 (as amended prior to the date hereof, the “Credit Agreement”), by and among FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (“FairPoint”), FAIRPOINT LOGISTICS, INC., a South Dakota corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Logistics”; Logistics, together with FairPoint, each a “Borrower” and, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       Amendments.

1.1   Section 5.08 of the Credit Agreement is hereby amended by adding a new proviso at the end of the first sentence thereof that reads as follows:

“; provided, however, the foregoing representation and warranty is qualified to give effect to FairPoint’s disclosure set forth in its Form 8-K filed with the Securities and Exchange Commission on February 23, 2010.”

1.2   Section 5.09(a) of the Credit Agreement is hereby amended by adding a new proviso at the end of the last sentence thereof that reads as follows:

“; provided, however, the foregoing representation and warranty in clause (iii) is qualified to give effect to FairPoint’s disclosure set forth in its Form 8-K filed with the Securities and Exchange Commission on February 23, 2010.”

1.3   Section 6.01 of the Credit Agreement is hereby amended by adding a new clause (k) at the end thereof which reads as follows:

“(k)         Intercompany Debt.  (i) On or prior to May 30, 2010, an Intercompany Debt Report for the fiscal month ending March 31, 2010 and for the period commencing on the Petition Date and ending on the last day of the fiscal month ending March 31, 2010, (ii) on or prior to June 15, 2010, an Intercompany Debt Report for the fiscal month ending April 30, 2010, (iii) on or prior to June 30, 2010, an Intercompany Debt Report for the fiscal month ending May 31, 2010 and (iv) at the time of the delivery of the financial statements provided for in

Section 6.01(c) for each fiscal month ending on or after June 30, 2010, an Intercompany Debt Report for such fiscal month.”

1.4   Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.15       Conference Calls.  The Borrowers shall conduct a conference call on the second Tuesday of every month or as soon as practicable thereafter (commencing with the first such Tuesday following the Petition Date) with the Administrative Agent, the Lenders, the Financial Advisor and the “Consenting Lenders” party to the Plan Support Agreement, for the purpose of discussing, inter alia, the most recently delivered financial statements, the Debtors’ financial performance, operations, current trends and other material events.”

1.5   Section 7.04(b) of the Credit Agreement is hereby amended by adding the words “or Section 7.06(f)” at the end thereof immediately before the “;”.

1.6   Section 7.06(c) of the Credit Agreement is hereby amended by adding a new proviso at the end thereof that reads as follows:

“ provided, further, that Logistics may make Intercompany Loans to FairPoint to the extent (but only to the extent) that (A)(x) FairPoint has insufficient cash on hand to make a payment required to be made by FairPoint (and permitted to be made under the Credit Documents and by the Bankruptcy Court) on behalf of itself or a Subsidiary (each, a “Required FairPoint Payment”), (y) the amount of such Intercompany Loan made to FairPoint by Logistics does not exceed the difference between the amount of such Required FairPoint Payment and the amount of FairPoint’s cash on hand and (z) the proceeds received by FairPoint from any such Intercompany Loan made by Logistics are immediately either (i) used by FairPoint to make such Required FairPoint Payment or (ii) deposited by FairPoint into a disbursement account from which a check will be issued or a wire transfer will be made to the applicable payee in respect of such Required FairPoint Payment; provided, that in the event such check is not issued or such wire transfer is not made to applicable payee within five Business Days after deposit into such disbursement account, FairPoint shall immediately repay the amount of such Intercompany Loan (or unused portion thereof) to Logistics or (B)(x) the proceeds from any such Intercompany Loans are immediately utilized to pay payroll, expenses or other amounts on behalf of FairPoint or any of its Legacy Subsidiaries (in each case, to the extent such payments are (1) permitted to be made under the Credit Documents and by the Bankruptcy Court and (2) made in the ordinary course of business and consistent with past practice) (each, a “FairPoint Ordinary Course Payment”), (y) the amount of any such Intercompany Loan does not exceed the amount of the FairPoint Ordinary Course Payment to be made with the proceeds thereof and (z) within fifteen (15) days after delivery of its Intercompany Debt Report pursuant to Section 6.01(k) for any fiscal period, FairPoint shall repay to Logistics all Intercompany Loans in respect of FairPoint Ordinary Course Payments that were made during such fiscal period (or, to the extent FairPoint does not have sufficient cash on hand repay such Intercompany Loans at such time, FairPoint shall (1) pay such portion of such Intercompany Loans in an amount equal to the amount of its cash on hand at such time (excluding cash in any of FairPoint’s disbursement accounts) and (2) repay the unpaid portion of such Intercompany Loans as it receives cash (other than from Intercompany Loans made in accordance with clause (A) of this proviso).”

1.7   Section 7.06(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f)          (i) FairPoint, its Wholly-Owned Subsidiaries and its 90%-Owned Subsidiaries may incur and hold Intercompany Payables and Receivables and (ii) Subsidiaries of FairPoint may incur intercompany payables and receivables resulting from (x) purchases of goods and services between such Subsidiaries and (y) allocations of payroll and other expenses between or among such Subsidiaries (clauses (x) and (y) being referred to herein as “Subsidiary Ordinary Course Payables and Receivables”), to the extent such Subsidiary Ordinary Course Payables and Receivables are incurred in the ordinary course of business consistent with past practice.”

1.8   Section 7.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Borrowers will not, and will not permit any of their Subsidiaries to, make any Restricted Payment, except that (i) any Subsidiary of FairPoint may pay Dividends to any Subsidiary Guarantor, (ii) FairPoint may repay any Intercompany Loan made to it by Logistics in accordance with the provisions of Section 7.06(c) and (iii) in the ordinary course of business and consistent with past practice (and in any event no more frequently than one time per calendar month) (x) FairPoint and each Legacy Subsidiary may setoff the amount of Legacy Intercompany Receivables owing by FairPoint to such Legacy Subsidiary at such time against the amount of Legacy Intercompany Payables owing by such Legacy Subsidiary to FairPoint at such time (each such date that such setoff occurs being referred to herein as a “Legacy Setoff Date”) and (y) to the extent that the amount of Legacy Intercompany Receivables owing by FairPoint to a Legacy Subsidiary on a Legacy Setoff Date is greater than the amount of Legacy Intercompany Payables owing by such Legacy Subsidiary to FairPoint on such Legacy Setoff Date (such net amount of Legacy Intercompany Receivables owing to such Legacy Subsidiary being referred to herein as “Net Legacy Intercompany Receivables”), such Legacy Subsidiary may directly or indirectly, as applicable, dividend or distribute its Net Legacy Intercompany Receivables to FairPoint on such Legacy Setoff Date.”

1.9   The definition of “Consolidated Capital Expenditures” appearing in Section 9 of the Credit Agreement is hereby amended by adding the following immediately prior to the “.” at the end of such definition:

“and shall further exclude settlement payments to be made in cash to Capgemini, U.S., LLC permitted to be made pursuant to Section 5.05(a)(iv) to the extent such payments were previously recorded on the consolidated balance sheet of FairPoint as a capital expenditure in prior periods.”

1.10 The definition of “Excluded Intercompany Payable” appearing in Section 9 of the Credit Agreement is hereby deleted in its entirety.

1.11 The definition of “Intercompany Debt” appearing in Section 9 of the Credit Agreement is hereby amended by (i) deleting the parenthetical appearing in the second line thereof in its entirety and (ii) adding “including, without limitation, Intercompany Payables and Receivables” at the end thereof.

1.12 The definition of “Operating EBITDA” appearing in Section 9 of the Credit Agreement is hereby amended by amending and restating clause (B) thereof in its entirety to read as follows:

“(B) subtracting therefrom, an amount equal to the sum, without duplication (but only to the extent included in determining Consolidated Net Income for such period), of: (i) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, (ii) all non-cash gains and non-cash income accrued by FairPoint and its Subsidiaries during such period, and (iii) non-operating interest and dividend income for such period, all as determined for FairPoint and its Subsidiaries on a consolidated basis in accordance with GAAP.”

1.13 The definition of “Restricted Payment” appearing in Section 9 of the Credit Agreement is hereby amended by adding the parenthetical “(whether in cash, by setoff or otherwise)” immediately after the word “payment” appearing in clause (iii) thereof.

1.14 Section 9 of the Credit Agreement is hereby amended by adding the following terms in the correct alphabetical order:

“Intercompany Debt Report” shall mean, for any fiscal period, a written report certified by the chief financial officer or controller of FairPoint setting forth (i) the aggregate amount of Intercompany Loans made by Logistics to FairPoint during such fiscal period, (ii) the aggregate amount of Intercompany Loans made by Legacy Subsidiaries to FairPoint during such fiscal period, (iii) the aggregate amount of Legacy Intercompany Payables created during such fiscal period, (iv) the aggregate amount of Legacy Intercompany Receivables created during such fiscal period, (v) the aggregate amount of NNE Intercompany Payables created during such fiscal period, (vi) the aggregate amount of NNE Intercompany Receivables created during such fiscal period, (vii) the aggregate amount of Net Legacy Intercompany Receivables dividended or distributed, directly or indirectly, by one or more Legacy Subsidiaries to FairPoint during such fiscal period and (vii) the aggregate amount of Subsidiary Ordinary Course Payables and Receivables created between Subsidiary Guarantors, on the one hand, and

Subsidiaries that are not Subsidiary Guarantors, on the other hand, during such fiscal period.

“Intercompany Payables and Receivables” shall mean, collectively, Intercompany Tax Payables, Legacy Intercompany Payables, Legacy Intercompany Receivables, NNE Intercompany Payables and NNE Intercompany Receivables.

“Intercompany Tax Payable” shall mean any payable owing by a Subsidiary of FairPoint to its parent company (if FairPoint or another Subsidiary of FairPoint) arising in connection with the tax sharing arrangements entered into among FairPoint and its Subsidiaries, so long as the amount of such payable relates to the taxes attributable to the operations of such Subsidiary.

“Legacy Intercompany Payable” shall mean an intercompany payable owing by a Legacy Subsidiary to FairPoint as a result of payments made by FairPoint on behalf of such Legacy Subsidiary in the ordinary course of business consistent with past practices.

“Legacy Intercompany Receivable” shall mean an intercompany receivable owing by FairPoint to a Legacy Subsidiary as a result of cash collections made, in the ordinary course of business consistent with past practices, by FairPoint from such Legacy Subsidiary’s account debtors on behalf of such Legacy Subsidiary.

“Legacy Subsidiaries” shall mean, collectively, each of FairPoint’s Subsidiaries other than Logistics and the NNE Subsidiaries.

“Net Legacy Intercompany Receivables” shall have the meaning set forth in Section 7.09(a).

“NNE Intercompany Payable” shall mean an intercompany payable owing by an NNE Subsidiary to Logistics as a result of payments made by Logistics on behalf of such NNE Subsidiary in the ordinary course of business consistent with past practices.

“NNE Intercompany Receivable” shall mean an intercompany receivable owing by Logistics to an NNE Subsidiary as a result of cash collections made, in the ordinary course of business consistent with past practices by Logistics from such NNE Subsidiary’s account debtors on behalf of such NNE Subsidiary.

“NNE Subsidiaries” shall mean, collectively, (i) Northern New England Telephone Operations LLC, (ii) Enhanced Communications of Northern New England Inc., and (iii) Telephone Operating Company of Vermont LLC.

“Subsidiary Ordinary Course Payables and Receivables” shall have the meaning set forth in Section 7.06(f).

SECTION 2.       Conditions Precedent.

This Agreement shall become effective on the date (the “Effective Date”) upon which (i) the Bankruptcy Court has entered the Final Order in form and substance satisfactory to the Administrative Agent and (ii) the Administrative Agent has received executed counterparts of this Agreement duly executed by the Credit Parties, the Administrative Agent and the Required Lenders.

SECTION 3.       Representations and Warranties.  After giving effect to this Agreement, the Credit Parties, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Credit Documents (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date.  Each of the Credit Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a)           it has the company power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b)           no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;

(c)           this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d)           no Default or Event of Default shall have occurred and be continuing; and

(e)           the execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any contractual obligation of any Credit Party or any of its Subsidiaries.

SECTION 4.       Affirmation of Credit Parties.  Each Credit Party hereby approves and consents to this Agreement and the transactions contemplated by this Agreement, and affirms its obligations under the Credit Documents to which it is a party.  Each Subsidiary Guarantor agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to (i) the Credit

Agreement and (ii) all of the other Credit Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 5.       Ratification.

(a)           Except as herein agreed, the Credit Agreement and the other Credit Documents remain in full force and effect and are hereby ratified and affirmed by the Credit Parties.  Each of the Credit Parties hereby (i) confirms and agrees that the Borrowers are truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Credit Documents.

(b)           This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 6.       Waivers; Amendments.  Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Required Lenders.

SECTION 7.       References.  All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Credit Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8.       Counterparts.  This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

SECTION 9.       Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10.     Severability.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 11.     Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 12.     Miscellaneous.

(a)   The parties hereto shall, at any time from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

(b)   The Credit Parties acknowledge and agree that this Agreement constitutes a Credit Document and that the failure of any of the Credit Parties to comply with the provisions of this Agreement shall constitute an Event of Default.

SECTION 13.     Headings.  Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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